Exhibit 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent in this Post-Effective Amendment No. 44 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (File No. 33-20827) of The RBB Fund, Inc. to the reference to our Firm under the heading "Miscellaneous-Independent Accountants" in the Statement of Additional Information.



/S/COOPERS & LYBRAND L.L.P.
   COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 22, 1997